Exhibit 99.1

	Company Contact:	Investor Contact:
	Bradley E. Larson	David D. Doty
	Chief Executive Officer www.rmxholdings.com	Chief Financial Officer www.rmxholdings.com

RMX Holdings, Inc.	FOR IMMEDIATE RELEASE
f/k/a Ready Mix, Inc.
RMX Holdings, Inc. Reports Notice of Delisting
     PHOENIX, ARIZONA, April 30, 2010 . . . RMX HOLDINGS, INC F/K/A READY MIX, INC. (RMX) (NYSE Amex: RMX) today announced that on April 26, 2010, RMX Holdings, Inc. (the “Company”) received a staff determination letter (the “Staff Determination”) from NYSE Amex LLC (the “Exchange”) indicating that the Company no longer complies with the requirements for continued listing set forth in NYSE Amex LLC Company Guide Section 1003(c)(i) as a result of the sale of substantially all of the Company’s assets to Skanon Investments, Inc., as previously reported by the Company on a Form 8-K filed on April 5, 2010, and that shares of the Company’s common stock are, therefore, subject to being delisted from the Exchange. The Company does not intend to appeal the Staff Determination. The Exchange has notified the Company that if the Company does not appeal the Staff Determination, it will become final on April 30, 2010, and the Exchange will suspend trading of the Company’s common stock and submit an application to the Securities and Exchange Commission to strike the Company’s common stock from listing and registration on the Exchange in accordance with Section 12 of the Securities and Exchange Act of 1934 and the rules promulgated thereunder. The Company may explore alternative marketplaces in which its common stock is eligible to trade, but there can be no assurance that the Company will seek or find any such alternatives.
About RMX Holdings, Inc.
     RMX Holdings, Inc f/k/a Ready Mix, Inc. (RMX) provided ready-mix concrete products to the construction industry since 1997. Prior to the completion of the sale, RMX operated three ready-mix concrete plants in the metropolitan Phoenix, Arizona area, three plants in the metropolitan Las Vegas, Nevada area, and one plant in Moapa, Nevada. RMX also operated two sand and gravel crushing and screening facilities near Las Vegas, Nevada, which provide raw materials for its Las Vegas and Moapa concrete plants.
Forward-Looking Statements
     Statements regarding the evaluation of strategic options, any transaction, including the timing or effects thereof, change in or continuation of current business plan, increase in stockholder value, as well as any other statements that are not historical facts in this press release are forward-looking statements. Such forward-looking statements are based on current expectations and actual results or future events may differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: results of the Board’s evaluation of strategic alternatives; the ability to obtain Board and stockholder approvals of any proposed transaction; customary conditions to the closing of any proposed transaction; national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; acquisition and location development risks; potential environmental and other liabilities; and other factors affecting the construction industry generally. For further discussion of certain factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2009, and other subsequent filings by the Company with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
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4602 East Thomas Road • Phoenix, Arizona 85018 • (602) 249-5814